Exhibit 21

SUBSIDIARIES OF THE COMPANY

1.	M/I Financial Corp., an Ohio corporation. M/I Financial Corp. is wholly-owned by the Company.

2.	MHO, LLC, a Florida limited liability company. MHO, LLC is wholly-owned by MHO Holdings, LLC.

3.	M/I Homes Construction, Inc., an Arizona corporation. M/I Homes Construction, Inc. is wholly-owned by the Company.

4.	M/I Homes Service Corp., an Ohio corporation. M/I Homes Service Corp. is wholly-owned by the Company.

5.	601RS, LLC, an Ohio limited liability company. 601RS, LLC is wholly-owned by the Company.

6.	M/I Properties, LLC, an Ohio limited liability company. M/I Properties, LLC is wholly-owned by the Company.

7.	Northeast Office Venture, LLC, a Delaware limited liability company. Northeast Office Venture, LLC is wholly-owned by the Company.

8.	M/I Title Agency Ltd., an Ohio limited liability company. M/I Title Agency Ltd. is 90% owned by the Company.

9.	M/I Homes First Indiana LLC, an Indiana limited liability company. M/I Homes First Indiana LLC is wholly-owned by the Company.

10.	Washington Metro Residential Title Agency LLC, a Virginia limited liability company. Washington Metro Residential Title Agency LLC is 70% owned by the Company.

11.	M/I Homes Second Indiana LLC, an Indiana limited liability company. M/I Homes Second Indiana LLC is wholly-owned by the Company.

12.
M/I Homes of Indiana, L.P., an Indiana limited partnership. M/I Homes First Indiana LLC owns 99% of M/I Homes of Indiana, L.P.; M/I Homes Second Indiana LLC owns the remaining 1% of M/I Homes of Indiana, L.P.

13.	M/I Homes of Florida, LLC, a Florida limited liability company. M/I Homes of Florida, LLC is wholly-owned by the Company.

14.	M/I Homes of Tampa, LLC, a Florida limited liability company. M/I Homes of Tampa, LLC is wholly-owned by M/I Homes of Florida, LLC.

15.	M/I Homes of Orlando, LLC, a Florida limited liability company. M/I Homes of Orlando, LLC is wholly-owned by M/I Homes of Florida, LLC.

16.	M/I Homes of West Palm Beach, LLC, a Florida limited liability company. M/I Homes of West Palm Beach, LLC is wholly-owned by M/I Homes of Florida, LLC.

17.	MHO Holdings, LLC, a Florida limited liability company. MHO Holdings, LLC is wholly-owned by M/I Homes of Florida, LLC.

18.	M/I Homes of Charlotte, LLC a Delaware limited liability company. M/I Homes of Charlotte, LLC is wholly-owned by the Company.

19	M/I Homes of Raleigh, LLC, a Delaware limited liability company. M/I Homes of Raleigh, LLC is wholly-owned by the Company.

20.	M/I Homes of DC, LLC, a Delaware limited liability company. M/I Homes of DC, LLC is wholly-owned by the Company.

21.	M/I Homes of Cincinnati, LLC, an Ohio limited liability company. M/I Homes of Cincinnati, LLC is a wholly-owned by the Company.

22.	M/I Homes of Central Ohio, LLC, an Ohio limited liability company. M/I Homes of Central Ohio, LLC is wholly-owned by the Company.

23.	The Fields at Perry Hall, LLC, a Maryland limited liability company. The Fields at Perry Hall, LLC is wholly-owned by M/I Homes of DC, LLC.

24.	Wilson Farm, LLC, a Maryland limited liability company. Wilson Farm, LLC is wholly-owned by M/I Homes of DC, LLC.

25.	M/I Homes – M Tampa, LLC, a Florida limited liability company. M/I Homes – M Tampa, LLC is wholly-owned by M/I Homes of Tampa, LLC.

26.	TransOhio Residential Title Agency, Ltd., an Ohio limited liability company. TransOhio Residential Title Agency, Ltd. is 80% owned by the Company.

27.	K-Tampa, LLC, a Florida limited liability company. K-Tampa, LLC is wholly-owned by M/I Homes of Tampa, LLC.